Exhibit 10.1
Certain identified information has been excluded from this exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

FIRST AMENDMENT AGREEMENT
This FIRST AMENDMENT AGREEMENT (this “Amendment”) is made as of the 26th day of March, 2020 among:
        (a) DMC GLOBAL INC., a Delaware corporation (“DMC Global”);

        (b) each Domestic Subsidiary Borrower, as defined in the Credit Agreement, as hereinafter defined (each such Domestic Subsidiary Borrower, together with DMC Global, collectively, the “US Borrowers” and, individually, each a “US Borrower”);

        (c) each Foreign Borrower, as defined in the Credit Agreement (each such Foreign Borrower, together with each US Borrower, collectively, the “Borrowers” and, individually, each a “Borrower”);

(d) the Lenders, as defined in the Credit Agreement; and

        (e) KEYBANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders under the Credit Agreement (the “Administrative Agent”).

        WHEREAS, the Borrowers, the Administrative Agent and the Lenders are parties to that certain Credit and Security Agreement, dated as of March 8, 2018 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

        WHEREAS, the Borrowers, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

        WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

        WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders agree as follows:

        1. Additions to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for Dollar-denominated syndicated credit facilities at such time, and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurodollar Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body, or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurodollar Rate:

(a)  in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein, and (ii) the date on which the administrator of the Eurodollar Rate permanently or indefinitely ceases to provide the Eurodollar Rate; or

(b)  in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Rate:

(a)  a public statement or publication of information by or on behalf of the administrator of the Eurodollar Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate;

(b)  a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate, the United States Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurodollar Rate, a resolution authority with jurisdiction over the administrator for the Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Rate, which states that the administrator of the Eurodollar Rate has ceased or will cease to provide the Eurodollar Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate or a Relevant Governmental Body announcing that the Eurodollar Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date, and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication), and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrowers, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with Section 3.8 hereof, and (b) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder pursuant to Section 3.8 hereof.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Citibank Factoring Agreement” means that certain Supplier Agreement between Citibank, N.A. and DYNAenergetics US, whereby accounts receivable arising out of contracts or orders from [***] (and its affiliated entities) are sold to Citibank, N.A. by DYNAenergetics US, as amended, restated, supplemented or otherwise modified from time to time.

“DYNAenergetics US” means DYNAenergetics US, Inc., a Colorado corporation.

         “Early Opt-in Election” means the occurrence of:

(a) a determination by the Administrative Agent that Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.8 hereof are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, and
(b) the election by the Administrative Agent to declare that an Early Opt-in Election has occurred and the provision by the Administrative Agent of written notice of such election to the Borrowers and the Lenders.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

        “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, including without limitation the Alternative Reference Rates Committee.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

        “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

        “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

2.  Addition to Article I of the Credit Agreement. Article I of the Credit Agreement is hereby amended to add the following new Section 1.4 at the end thereof:

Section 1.4. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

3. Amendments to Additional Provisions Relating to Eurodollar Loans; Increased Capital; Taxes. Article III of the Credit Agreement is hereby amended to (a) delete subsection (c) of Section 3.5 therefrom in its entirety, and (b) add the following new Section 3.8 at the end thereof:

Section 3.8. Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) upon the determination of the Administrative Agent (which shall be conclusive absent manifest error) that a Benchmark Transition Event has occurred, or (ii) upon the occurrence of an Early Opt-in Election, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement, by a written document executed by the Borrowers and the Administrative Agent, subject to the requirements of this Section 3.8. Notwithstanding the requirements of Section 12.3 hereof or anything else to the contrary herein or in any other Loan Document, any such amendment with respect to a Benchmark Transition Event will become effective and binding upon the Administrative Agent, the Borrowers and the Lenders at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders, and any such amendment with respect to an Early Opt-in Election will become effective and binding upon the Administrative Agent, the Borrowers and the Lenders on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurodollar Rate with a Benchmark Replacement pursuant to this Section 3.8 will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders in writing of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.8, including, without limitation, any determination with respect to a tenor, comparable replacement rate or adjustment, or implementation of any Benchmark Replacement Rate Conforming Changes, or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.8 and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually be each party hereto.

(d) Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the components of Base Rate based upon LIBOR will not be used in any determination of Base Rate.

(e) Eurodollar Rate Notification. The interest rate on Eurodollar Loans is determined by reference to LIBOR, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in this Section 3.8, this Section 3.8 provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrowers, pursuant to this Section 3.8, in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate”, or with respect to any alternative or successor rate thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to this Section 3.8, will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or has the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

4. Addition to Liens Covenant Provisions. Section 5.9 of the Credit Agreement is hereby amended to add the following new subsection (p) immediately after subsection (o) therein:

(p) Liens incurred pursuant to the Citibank Factoring Agreement, so long as there is no credit recourse to any Company with respect to such accounts receivable after such sale.

        5. Addition to Merger and Sale of Assets Covenant Provisions. Section 5.12 of the Credit Agreement is hereby amended to add the following new subsection (j) at the end thereof:

(j) the Companies may sell accounts receivable pursuant to the Citibank Factoring Agreement, so long as there is no credit recourse to any Company with respect to such accounts receivable after such sale, except in the case of a breach by a Company of any Asset Representation (as defined in the Citibank Factoring Agreement) with respect to any such receivable.

        6. Addition to Covenants Provisions. Article V of the Credit Agreement is hereby amended to add the following new Section 5.31 at the end thereof:

Section 5.31. Beneficial Ownership. Promptly following any request therefor, the Borrowers shall provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

        7. Addition to Representations and Warranties Provisions. Article VI of the Credit Agreement is hereby amended to add the following new Section 6.23 at the end thereof:

Section 6.23. Beneficial Ownership. The information included in each Beneficial Ownership Certification most recently delivered to each Lender (if any) is true and correct in all respects.

        8.  Amendment to Amendments, Waivers and Consents Provisions. Section 12.3 of the Credit Agreement is hereby amended to delete subpart (a) therefrom and to insert in place thereof the following:

(a) General Rule. Except as set forth in Section 3.8 hereof, no amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        9. Closing Deliveries. Concurrently with the execution of this Amendment, the Borrowers shall:

(a) cause each Guarantor of Payment to execute the attached Guarantor Acknowledgement and Agreement;

(b) have provided to the Administrative Agent the documentation and other information so requested in connection with applicable “know your customer” and antimoneylaundering rules and regulations, including the PATRIOT Act; and

(c) pay all legal fees expenses of the Administrative Agent in connection with this Amendment and any other Loan Documents.

        10. Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that (a) the Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrowers and the performance and observance by the Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrowers or any law applicable to Borrowers or result in a breach of any provision of or constitute a default under any Material Agreement binding upon or enforceable against the Borrowers; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) the Borrowers are not aware of any claim or offset against, or defense or counterclaim to, the Borrowers’ obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of the Borrowers in every respect, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights and remedies generally and to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at Law or in equity).

        11. Waiver and Release. The Borrowers, by signing below, hereby waive and release the Administrative Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims arising on or prior to the date hereof in connection with the Loan Documents or the transactions contemplated thereby, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

        12.  References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement and each other Loan Document are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

        13. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        14. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

        15. Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        16. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York.

[Remainder of page intentionally left blank.]

JURY TRIAL WAIVER. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

DMC GLOBAL INC.
By:	/s/ Michael Kuta
Michael Kuta
Chief Financial Officer

DMC KOREA, INC.
By:	/s/ Michelle Shepston
Michelle Shepston
Secretary

DYNAENERGETICS US, INC.
By:	/s/ Michelle Shepston
Michelle Shepston
Vice President

Signature Page to
First Amendment Agreement

NOBELCLAD EUROPE GMBH (f/k/a/ DynaEnergetics Holding GmbH)
By:	/s/ Ian Grieves
Ian Grieves
Managing Director

Signature Page to
First Amendment Agreement

DYNAENERGETICS EUROPE GMBH (f/k/a DynaEnergetics Beteiligungs- GmbH)
By:	/s/ Ian Grieves
Ian Grieves
Managing Director

Signature Page to
First Amendment Agreement

KEYBANK NATIONAL ASSOCIATION as the Administrative Agent and as a Lender
By:	/s/ Suzannah Valdivia
Suzannah Valdivia
Senior Vice President

Signature Page to
First Amendment Agreement

BOKF, NA DBA BOK FINANCIAL (F/K/A COLORADO STATE BANK AND TRUST)
By:	/s/ Matthew J. Mason
Matthew J. Mason
SVP
Signature Page to
First Amendment Agreement

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Courtney A. Boltz
Courtney A. Boltz
Vice President

Signature Page to
First Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

        The undersigned consent and agree to and acknowledge the terms of the foregoing First Amendment Agreement dated as of March 26, 2020 (the “Amendment”). The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned in connection with the Credit Agreement (as defined in the Amendment) is hereby ratified and shall remain in full force and effect and be unaffected hereby.

        The undersigned hereby waive and release the Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims in connection with the Loan Documents or the transactions contemplated thereby, of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware as of the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

        JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT, THE AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

	DYNAENERGETICS CANADA INC.		DYNAMIC MATERIALS CORPORATION (HK) LIMITED
By:	/s/ Michael Kuta	By:	/s/ Michael Kuta
	Michael Kuta		Michael Kuta
	Director		Director

	Dynamic Materials Corporation (Shanghai) Trading Co. LTD.		NobelClad Europe SAS
By:	/s/ Michael Kuta	By:	/s/ Michael Kuta
	Michael Kuta		DMC Global Inc., as President of Nobelclad Europe SAS,
	Director		by its legal representative Michael Kuta

NobelClad Europe Holding GmbH
		By:	/s/ Antoine Nobili
Antoine Nobili
Managing Director

Guarantor Acknowledgment and Agreement